Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Shore Bancshares, Inc. of our report dated March 15, 2024, relating to the consolidated financial statements of Shore Bancshares, Inc. as of and for the year ended December 31, 2023, appearing in the Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

December 19, 2025